                           Bid.Com International Inc.
                           Consolidated Balance Sheet
                  (expressed in thousands of Canadian dollars)
                           (Canadian GAAP, Unaudited)
================================================================================


                                 June 30          June 30           December 31
                              --------------------------------------------------
Balance Sheet Data                2001             2001                 2000
                              --------------------------------------------------
                               (unaudited)      (unaudited)          (audited)
                                                  (in US$)


                                                 translated
                                                into US$ at =
                                                 Cdn$ 1.5175
                                                     for
                                                 convenience

Cash                             $   8,784         $   5,789          $    7,363
Marketable securities                2,947             1,942               8,124
Other current assets                   573               378               1,881
Other assets                         2,448             1,613               3,433
                              --------------------------------------------------
Total assets                     $  14,752         $   9,722          $   20,801
                              ==================================================
Current Liabilities              $     777         $     512          $    2,086
Short term and long term
     deferred revenue                  839               553               2,802
Long Term Debt                          21                14                  59
Total shareholders' equity          13,115             8,643              15,854
                              --------------------------------------------------
Total liabilities and
     shareholders' equity        $  14,752         $   9,722          $   20,801
                              ==================================================

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


                                           Bid.Com International Inc.
                                      Consolidated Statement of Operations
                     (expressed in thousands of Canadian dollars, except per share amounts)
                                           (Canadian GAAP, Unaudited)
===================================================================================================================================

                                           Three Months Ended                                     Six Months Ended
                                ---------------------------------------------------------------------------------------------------
                                                 June 30                                              June 30
                                ---------------------------------------------------------------------------------------------------
                                    2001          2001             2000                2001           2001                 2000
                                ---------------------------------------------------------------------------------------------------
                                 (unaudited)   (unaudited)      (unaudited)         (unaudited)    (unaudited)          (unaudited)
                                                (in US$)                                             (in US$)

                                               translated                                           translated
                                               into US$ at                                          into US$ at
                                               Cdn$ 1.5175                                          Cdn$ 1.5175
                                                   for                                                  for
                                               convenience                                          convenience

Revenues                           $   1,415       $   932      $   3,002            $   2,670         $  1,759          $   9,606
Customer Acquisition Costs                 -             -           (157)                 (19)             (13)              (157)
                                -------------------------------------------       -------------------------------------------------
Net Revenue                            1,415           932          2,845                2,651            1,746              9,449
                                -------------------------------------------       -------------------------------------------------

General and Administrative Costs       2,998         1,976          4,198                5,359            3,531              7,984
Sales and Marketing Costs                935           616            598                2,340            1,542                653
Technology and Development               787           519            297                1,774            1,169                731
Depreciation and Amortization            329           217            234                  638              420                490
Direct Expense: Cost of Goods
 Sold                                      -             -          2,829                    -                -              9,772
Advertising and Promotion                  -             -          1,416                    -                -              4,557
Other Income, net                       (160)         (105)           (57)                (273)            (180)              (305)
                                -------------------------------------------       -------------------------------------------------
Total Expenses                         4,889         3,223          9,515                9,838            6,482             23,882
                                -------------------------------------------       -------------------------------------------------

                                -------------------------------------------       -------------------------------------------------
Loss before the undernoted            (3,474)       (2,291)        (6,670)              (7,187)          (4,736)           (14,433)
                                -------------------------------------------       -------------------------------------------------
Realized gains on disposals of
 marketable securities and
 strategic investments, and
 recovery of assets                    3,060         2,016              -                6,746            4,445                  -
Unrealized gains and losses on
 revaluation of marketable
 securities and strategic
 investments, and provision
 for impairments of assets              (846)         (557)          (430)              (1,298)            (855)              (430)
Retail activities settlement            (274)         (181)             -                 (404)            (266)                 -
Restructuring charge                    (613)         (404)             -                 (613)            (404)                 -
                                -------------------------------------------       -------------------------------------------------
Net Loss before Income Taxes          (2,147)       (1,417)        (7,100)              (2,756)          (1,816)           (14,863)
                                -------------------------------------------       -------------------------------------------------
Provision for Income Taxes                 -             -              -                    -                -                  -
                                -------------------------------------------       -------------------------------------------------
Net Loss                           $  (2,147)      $(1,417)     $  (7,100)           $  (2,756)        $ (1,816)         $ (14,863)
                                -------------------------------------------       -------------------------------------------------

Earnings(Loss) per basic share     $   (0.04)      $ (0.03)     $   (0.13)           $   (0.05)        $  (0.03)         $   (0.28)
                                -------------------------------------------       -------------------------------------------------
Weighted average common share         54,638        54,638         53,061               54,638           54,638             52,934
                                -------------------------------------------       -------------------------------------------------
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